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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         Vestcom  International, Inc.
________________________________________________________________________________
            (Exact name of registrant as specified in its charter)


                New Jersey                                22-3477425
_______________________________________   ______________________________________
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


1100 Valley Brook Avenue, Lyndhurst, NJ                     07071
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(Address of principal executive offices)                  (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                    Name of each exchange on which
         to be registered                      each class is to be registered
_______________________________________   ______________________________________

_______________________________________   ______________________________________

_______________________________________   ______________________________________

        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


        Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock, no par value
________________________________________________________________________________
                               (Title of class)



________________________________________________________________________________
                               (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered.

        The description of the Common Stock, no par value (the "Common Stock"), of Vestcom International, Inc. (the "Company") set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on
Form S-1, File No. 333-23519 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference. In addition, the description of the Common Stock set forth under the caption "Description of Capital Stock" in any amendment to the Registration Statement filed with the Commission by the Company or in any prospectus relating to the Registration Statement filed with the Commission by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

        3.1 Restated Certificate of Incorporation of Vestcom
            International, Inc.*

        3.2 By-laws of Vestcom International, Inc.*

        3.3 Form of Certificate of Amendment creating classes of preferred stock.*

        4.1 Form of stock certificate evidencing ownership of Common Stock of Vestcom International, Inc.*


* Incorporated by reference to the identically numbered Exhibit to the Company's Registration Statement on Form S-1, File No 333-23519.


                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                        Registrant:  VESTCOM INTERNATIONAL, INC.
                              Date:  July 7, 1997
                                By:  /s/ Joel Cartun
                                     ----------------------------------------
                                     Joel Cartun,
                                     President and Chief Executive Officer